Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (“Separation Agreement”) is made and entered into by and between Malcolm McRoberts (“McRoberts”) and Deluxe Corporation (“Deluxe”).
WHEREAS, McRoberts has been employed by Deluxe, most recently as Deluxe’s Senior Vice President, Small Business Services;
WHEREAS, McRoberts and Deluxe entered into a Confidentiality Agreement dated April 18, 2008 (the “Confidentiality Agreement”); a Severance Agreement dated May 19, 2008 (the “Severance Agreement”), an Executive Retention Agreement dated May 19, 2008 (and an addendum to the Executive Retention Agreement dated December 8, 2008) (collectively the “Executive Retention Agreement”), a Non-Competition, Non-Solicitation and Confidentiality Agreement dated March 1, 2011 (the “Non-Competition, Non-Solicitation and Confidentiality Agreement”), and a letter agreement dated April 30, 2018 (the “Letter Retention Agreement”);
WHEREAS, McRoberts’s employment with Deluxe as Senior Vice President, Small Business Services will terminate effective as of the close of business on June 17, 2019;
WHEREAS, McRoberts’s employment with Deluxe will terminate effective as of the close of business on December 31, 2019 (the “Separation Date”);
WHEREAS, McRoberts and Deluxe wish to fully and finally settle all issues, differences, and claims, whether potential or actual, between McRoberts and Deluxe, including, but not limited to, any claims that might arise out of McRoberts’s employment with Deluxe or the termination of McRoberts’s employment with Deluxe;
WHEREAS, based on the foregoing, Deluxe and McRoberts desire to enter into this Separation Agreement to effect the termination of McRoberts’s employment with Deluxe on the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.Continued Employment and Separation Date. Provided McRoberts signs and does not revoke or rescind this Separation Agreement, as described in Section 6, and does not revoke or rescind the Second Release, his last day of employment will be the Separation Date. Except as provided in this Separation Agreement, all benefits and privileges of McRoberts’s employment with Deluxe will end as of close of business on the Separation Date.

2.Consideration by McRoberts. As consideration for Deluxe’s promises and obligations under this Separation Agreement, McRoberts agrees to the following:

a.	First Release of Claims. On or within 21 days after June 17, 2019, McRoberts will sign this Separation Agreement containing the release of claims in Section 4.

b.
Second Release of Claims. On or within 21 days after the end of the Transition Period, as defined in Section 3f below, McRoberts will sign a second release in the form attached to this Separation Agreement as Exhibit A (the “Second Release”).

3.Consideration by Deluxe. As consideration for McRoberts’s promises and obligations under this Separation Agreement, and pursuant to the Severance Agreement and the Letter Retention Agreement, Deluxe will provide McRoberts with the following benefits to which McRoberts is not otherwise entitled, provided McRoberts signs and does not revoke or rescind this Separation Agreement, as described in Section 6, and does not revoke or rescind the Second Release.

a.Severance. Deluxe will pay McRoberts an amount equal to twelve (12) months of his base salary as of June 17, 2019, less applicable deductions and withholdings, to be paid in accordance with Deluxe’s regular payroll schedule, beginning on the first regular pay date following the end of the 15-day rescission period of the Second Release.

b.Additional Payments. For a period of six (6) months commencing on the first anniversary of the initial payment in Section 2a, Deluxe will pay McRoberts each month an amount equal to the amount, if any, that McRoberts’s base salary as of the Separation Date exceeds his monthly employment compensation during that month. Deluxe will pay McRoberts each of the six (6) such monthly payments within thirty (30) days of McRoberts providing Deluxe with documentation of his employment income for the month or a written statement that he was not employed during that month.

c.Outplacement. Deluxe will pay for executive-level outplacement and support services for McRoberts, for a period up to twelve (12) months, to be provided through Deluxe’s regular providers for such services, beginning after the end of the 15-day rescission period of the Second Release.

d.One-Time Payment. Deluxe will pay McRoberts a one-time lump sum payment of Thirteen Thousand Dollars ($13,000), to be paid within thirty (30) days of the end of the 15-day rescission period of the Second Release.

e.Retention Bonus. Deluxe will pay McRoberts a one-time lump sum amount of $720,000, equal to eighteen (18) months of his base salary as of April 30, 2018, to be paid within fifteen (15) days of the end of the 15-day rescission period of the Second Release.

f.Transition Services. McRoberts will be provided the opportunity to provide transition services from June 17, 2019 through December 31, 2019 (the “Transition Period”). During the Transition Period, McRoberts will not enter into any agreements on behalf of Deluxe or act as a member of Deluxe’s Executive Leadership Team. During the Transition Period, McRoberts’s compensation and benefits will continue as in effect as of June 17, 2019 and he will perform the job duties of Special Advisor to the CEO, as reasonably requested by the CEO.

4.Release of Claims. As an inducement to Deluxe to enter into this Separation Agreement and in exchange for the consideration provided for in this Separation Agreement, McRoberts hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives

(collectively, the “Released Parties”) as a result of Deluxe’s hiring of McRoberts, McRoberts’s employment with Deluxe, the cessation of McRoberts’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Separation Agreement.

For the consideration expressed herein, McRoberts, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that McRoberts has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Separation Agreement. McRoberts’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq., as amended by the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Minnesota Human Rights Act; the Women’s Economic Security Act; the Minnesota Equal Pay for Equal Work Law, Minn. Stat. §§ 181.66-181.71; Minn. Stat. § 181.81; Minn. Stat. § 176.82; Minn. Stat. §§ 181.931, 181.932, 181.935; Minn. Stat. §§ 181.940-181.944; Minn. Stat. §§ 181.950-181.957; Minn. Stat. §§ 181.961-181.966, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Separation Agreement.
McRoberts also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Separation Agreement purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Separation Agreement; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Separation Agreement prevents McRoberts from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, McRoberts agrees and understands that the Separation Agreement waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Release of Claims does not prohibit McRoberts from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Separation Agreement requires McRoberts to seek prior authorization of Deluxe to make any such reports or disclosures and McRoberts does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Separation Agreement is not intended to and does not restrict McRoberts from seeking or obtaining an SEC whistleblower award.
Finally, McRoberts understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. McRoberts hereby represents that he is not aware of any violation of law as outlined in this Section 4.
5.Consideration Period and Advice to Consult with Counsel. McRoberts is hereby informed that the terms of this Separation Agreement shall be open for acceptance and execution by McRoberts for a period of twenty-one (21) days from McRoberts’s date of receipt, during which time McRoberts may consult with an attorney and consider whether to accept this Separation Agreement. Changes to this Separation Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period. During this time, Deluxe advises and encourages McRoberts to consult with an attorney of his choice. To receive the consideration provided for in this Separation Agreement, McRoberts must return a signed and dated original copy of this Separation Agreement to: Jeffrey L. Cotter, Chief Administrative Officer, General Counsel and Senior Vice President, Deluxe Corporation, 3680 Victoria Street North, Shoreview, MN 55126.

6.Right to Revoke and Rescind. McRoberts is hereby informed of his right to revoke this Separation Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., by written notice to Deluxe within seven (7) calendar days following McRoberts’s execution of this Separation Agreement. McRoberts is also informed of his right to rescind his release of claims, insofar as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by informing Deluxe of McRoberts’s intent to do so within fifteen (15) calendar days following his signing of this Separation Agreement. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 5.

If McRoberts exercises his right to revoke or rescind his release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify this Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that McRoberts has revoked or rescinded. McRoberts agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under this Separation Agreement, the Severance Agreement, or the Letter Retention Agreement.
7.Confidentiality of this Separation Agreement. McRoberts, on behalf of himself and his heirs, successors, representatives and assigns, and his legal counsel agree not to disclose (in whole or in part) the existence of this Separation Agreement or any of the terms or provisions hereof. Further, McRoberts, on behalf of himself and his heirs, successors, representatives and assigns, and his legal counsel hereby agrees not to characterize any of the terms or provisions of this Separation Agreement or disclose any of the negotiations leading to the making of this Separation Agreement, to any other person or entity, other than McRoberts’s spouse, attorneys, accountants, or tax advisors. Notwithstanding this Section 7, nothing in this Separation Agreement prevents McRoberts from participating in any investigation or proceeding conducted by the EEOC, NLRB, SEC or comparable state or local agency.

8.Continuation of Benefits. Beginning on the Separation Date, provided McRoberts qualifies for COBRA continuation coverage, McRoberts may elect to continue medical and dental insurance benefits under COBRA at McRoberts’s own expense by paying the premium for such coverage. If McRoberts does not elect or is not eligible for COBRA continuation coverage, McRoberts’s group health plan coverage will cease as of the Separation Date. Except as provided in this Separation Agreement, McRoberts will cease to be and will cease to be treated as an employee of Deluxe for all purposes under all employee retirement and welfare benefit plans and all other plans, programs, policies, and arrangements maintained for employees of Deluxe as of the Separation Date.

9.Continuing Restrictions and Obligations. McRoberts acknowledges and agrees that the post-employment restrictions contained in the Confidentiality Agreement, the Severance Agreement, the Executive Retention Agreement, the Non-Competition, Non-Solicitation and Confidentiality Agreement, and the Letter Retention Agreement, each between McRoberts and Deluxe and attached hereto as Exhibit B (collectively the “Post-Employment Restrictions”), are reasonable and shall remain in full force and effect according to their terms.

10.Claims Warranties. McRoberts represents and warrants that he is not aware of any facts that would establish, tend to establish or in any way support an allegation that any of the Released Parties has engaged in conduct that McRoberts believes could violate (1) any provision of federal law relating to fraud, including, but not limited to, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart; (2) any rule or regulation of the SEC; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by Deluxe or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state or local law.

11.Representations and Warranties Regarding the FMLA and FLSA. McRoberts represents and warrants that he is not aware of any facts or circumstances that might justify a claim against the Released Parties for any violation of the Family and Medical Leave Act (“FMLA”) or the Fair Labor Standards Act (“FLSA”) or comparable state statutes. McRoberts further represents and warrants that he has received any and all wages and/or commissions for work performed and any and all FMLA leave to which McRoberts may have been entitled.

12.Non-Disparagement. Except in the context of a proceeding with the EEOC, NLRB, SEC, or other comparable state or local government agency; in compelled sworn testimony; or as otherwise may be required by law, McRoberts agrees that he will not disparage or defame the Released Parties of any of the Released Parties’ current or former employees, directors, officers, agents, or contractors, or Deluxe’s management or services. Deluxe agrees to instruct the members of its Executive Leadership Team as of the end of the Transition Period not to disparage or defame McRoberts, subject to an exception for communications with any federal, state or local government or administrative agency; in connection with communications undertaken for a legitimate legal reason; or otherwise as required by law.

13.Cooperation. McRoberts agrees to cooperate with Deluxe with respect to any claims or lawsuits brought or threatened to be brought against the Released Parties, which relate to or involve McRoberts’s employment with Deluxe or any transactions, decisions, or actions of Deluxe in which McRoberts was involved or had knowledge of while a Deluxe employee (the “Covered Subjects”). As part of McRoberts’s agreement to cooperate, McRoberts agrees to be available upon reasonable notice at mutually-agreeable times to discuss with Deluxe and its counsel issues related to litigation or potential litigation exposure with respect to the Covered Subjects. McRoberts also agrees to appear without subpoena for deposition or testimony at the request of Deluxe in connection with claims or lawsuits relating to Covered Subjects. Deluxe will reimburse McRoberts for all reasonable and customary expenses he incurs while cooperating with Deluxe pursuant to this Section 13, in accordance with Deluxe’s regular expense reimbursement practices.

14.Return of Information and Property. McRoberts affirms that he will return all originals and all copies of Deluxe’s records, correspondence and documents, and all other property and assets of Deluxe, created or obtained by McRoberts as a result of or in the course of or in connection with his employment with Deluxe which are in his possession or control, whether confidential or not, including, but not limited to, any notes, diaries, computer files or other documents containing information regarding McRoberts’s experiences or knowledge of Deluxe business or employee matters, prior to the end of the Transition Period.

15.Passwords and Password-Protected Documents. McRoberts agrees that, prior to the end of the Transition Period, he will deliver to Deluxe all passwords in use by McRoberts at the time of his termination, a list of any documents that McRoberts has created or of which McRoberts is otherwise aware are password-protected, and the password(s) necessary to access such password-protected documents.

16.Non-Assignability. McRoberts understands and agrees that this Separation Agreement is personal to him. The duties, rights, and obligations set forth herein may not be delegated or assigned by McRoberts to any other person without prior written consent of Deluxe. Deluxe’s rights and obligations hereunder may be assigned to any successor following a sale of Deluxe or of Deluxe’s assets, or any other transaction involving a change in control.

17.Governing Law; Severability. This Separation Agreement shall be governed by the laws of the State of Minnesota without regard to the choice of law provisions of any jurisdiction. If any part of this Separation Agreement is construed to be invalid and/or unenforceable, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Separation Agreement shall remain in full force and effect. The language of all parts of this Separation Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

18.Choice of Venue. The parties agree that any and all legal actions or proceedings brought to interpret or enforce this Separation Agreement or in any other way arising out of or in relation to this Separation Agreement shall be brought exclusively in the state or federal courts of the State of Minnesota and hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.

19.Entire Agreement. This Separation Agreement, the documents referenced herein or attached hereto, and the award and similar agreements entered into between McRoberts and Deluxe with respect to various equity, bonus and similar compensation contain the entire agreement between McRoberts and Deluxe with respect to McRoberts’s employment and separation from employment and there are no promises or understandings outside of this Separation Agreement and the documents referenced herein with respect to McRoberts’s employment or separation from employment with Deluxe. Any modification of or addition to this Separation Agreement must be in a writing signed by McRoberts and an appropriate representative of Deluxe.

20.Waiver. The waiver by either party of a breach by the other party of any provision of this Separation Agreement shall not operate or be construed as a waiver of any subsequent breach.

21.Section 409A Compliance. The right to a series of payments under this Separation Agreement will be treated as a right to a series of separate payments. Each payment under this Separation Agreement that is made within 2-1/2 months following the end of the year that contains the end of the Transition Period is intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) as a short-term deferral within the meaning of the final regulations under Section 409A. Each payment under this Separation Agreement that is made later than 2-1/2 months following the end of the year that contains the end of the Transition Period is intended to be exempt from Section 409A under the two-times exception of Treasury Reg. § 1.409A-1(b)(9)(iii), up to the limitation on the availability of that exception specified in the regulation. If the timing of any payment subject to Section 409A could occur in one or more tax years depending on McRoberts’s employment-related actions, such as the signing of a release, then such payment will be made as soon as possible in the later tax year.

22.Enforcement. The remedies below are in addition to any other rights and remedies that Deluxe may have at law or in equity.

a.    Injunctive Relief and Other Damages. McRoberts acknowledges and agrees that the Post-Employment Restrictions are reasonable and necessary in order to protect and maintain the legitimate business interests of Deluxe, and that their enforcement would not prevent him from earning a livelihood. McRoberts recognizes that his of breach of Sections 7, 13, 14, or 15 of this Separation Agreement or the Post-Employment Restrictions, would result in irreparable injury to Deluxe, that in the event of their breach, Deluxe’s remedy at law for damages will be inadequate, and that Deluxe shall be entitled to seek an injunction to restrain the continuing breach by McRoberts, McRoberts’s partners, agents, servants, or employees, or any other persons or entities acting for or with McRoberts as provided by law and/or equity. Deluxe may further be entitled to damages in connection with the enforcement of this Separation Agreement as provided by law and/or equity and including the recovery of any profits and revenues obtained by McRoberts while engaging in violations of the Post-Employment Restrictions or Sections 7, 13, 14, or 15 of this Separation Agreement. McRoberts agrees that if he violates the Post-Employment Restrictions or the terms of this Separation Agreement, he will reimburse the Released Parties for any attorneys’ fees, costs, or other damages arising from his breach, other than McRoberts challenging his waiver of claims under the Age Discrimination in Employment Act.
b.    Liquidated Damages. In addition to, and without limiting, Deluxe’s right to other damages, if McRoberts violates Sections 7 of this Separation Agreement or his confidentiality obligations pursuant to the Post-Employment Restrictions, Deluxe will be entitled to liquidated damages in the amount of Ten Thousand dollars ($10,000) per occurrence and Deluxe’s attorney’s fees and costs in enforcing this Section. In any claim under this Section, both parties waive their right to a jury trial.
23.Counterparts and Electronic Signatures. This Separation Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and the counterparts together shall constitute one and the same agreement. A copied, scanned, or faxed signature shall be treated the same as an original.

24.McRoberts Representation. MCROBERTS AFFIRMS THAT HE HAS READ THIS SEPARATION AGREEMENT. MCROBERTS ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO ACCEPT THIS SEPARATION AGREEMENT PRIOR TO SIGNING IT. MCROBERTS AGREES THAT THE

PROVISIONS OF THIS SEPARATION AGREEMENT ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SEPARATION AGREEMENT FREELY AND VOLUNTARILY, AND THAT HE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement by their signatures below.
Do not sign before the Separation Date.

Dated: June 20, 2019	/s/ Malcolm McRoberts
Malcolm McRoberts

Dated: June 21, 2019	Deluxe Corporation

By /s/ Jeffrey L. Cotter
Its General Counsel

EXHIBIT A
SECOND RELEASE OF CLAIMS
WHEREAS, on _______, Malcolm McRoberts (“McRoberts”) and Deluxe Corporation (“Deluxe”) entered into a Separation and Release Agreement to effect the termination of McRoberts’s employment with Deluxe (the “Separation Agreement”);
WHEREAS, as consideration for Deluxe’s promises and obligations under the Separation Agreement, McRoberts agreed to sign a second release of claims on or after he finishes providing transitional services to Deluxe pursuant to the Separation Agreement (the “Second Release”);
NOW, THEREFORE, McRoberts agrees as follows:
1.Release of Claims. As an inducement to Deluxe to enter into the Separation Agreement, and in exchange for the consideration provided for in the Separation Agreement, McRoberts hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of McRoberts, McRoberts’s employment with Deluxe, the cessation of McRoberts’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Second Release.

For the consideration expressed in the Separation Agreement, McRoberts, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that McRoberts has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Second Release. McRoberts’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq., as amended by the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Minnesota Human Rights Act; the Women’s Economic Security Act; the Minnesota Equal Pay for Equal Work Law, Minn. Stat. §§ 181.66-181.71; Minn. Stat. § 181.81; Minn. Stat. § 176.82; Minn. Stat. §§ 181.931, 181.932, 181.935; Minn. Stat. §§ 181.940-181.944; Minn. Stat. §§ 181.950-181.957; Minn. Stat. §§ 181.961-181.966, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Second Release.
McRoberts also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Second Release purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Second Release; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Second Release prevents McRoberts from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, McRoberts agrees and understands that the Second Release waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Second Release does not prohibit McRoberts from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Second Release requires McRoberts to seek prior authorization of Deluxe to make any such reports or disclosures and McRoberts does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Second Release is not intended to and does not restrict McRoberts from seeking or obtaining an SEC whistleblower award.
Finally, McRoberts understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. McRoberts hereby represents that he is not aware of any violation of law as outlined in this Section.
2.Consideration Period and Advice to Consult with Counsel. McRoberts is hereby informed that he has a period of twenty-one (21) days from McRoberts’s date of receipt to sign this Second Release, during which time McRoberts may consult with an attorney and consider whether to sign Second Release. Changes to this Second Release, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period. During this time, Deluxe advises and encourages McRoberts to consult with an attorney of his choice. To receive the consideration provided for in the Separation Agreement, McRoberts must return a signed and dated original copy of this Second Release to: Jeffrey L. Cotter, Chief Administrative Officer, General Counsel and Senior Vice President, Deluxe Corporation, 3680 Victoria Street North, Shoreview, MN 55126.

3.Right to Revoke and Rescind. McRoberts is hereby informed of his right to revoke this Second Release as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §§ 621 et seq., by written notice to Deluxe within seven (7) calendar days following McRoberts’s execution of this Second Release. McRoberts is also informed of his right to rescind his release of claims, insofar as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by informing Deluxe of McRoberts’s intent to do so within fifteen (15) calendar days following his signing of this Second Release. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 2.

If McRoberts exercises his right to revoke or rescind his release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify the Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that McRoberts has revoked or rescinded. McRoberts agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under the Separation Agreement, Severance Agreement between McRoberts and Deluxe dated May 19, 2008, or the letter agreement between McRoberts and Deluxe dated April 30, 2018.
4.McRoberts Representation. MCROBERTS AFFIRMS THAT HE HAS READ THIS SECOND RELEASE. MCROBERTS ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO SIGN THIS SECOND RELEASE PRIOR TO SIGNING IT. MCROBERTS AGREES THAT THE PROVISIONS OF THIS SECOND RELEASE ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SECOND RELEASE FREELY AND VOLUNTARILY, AND THAT HE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SECOND RELEASE.

Do not sign before December 31, 2019.

Dated: _________
_________________________________
Malcolm McRoberts

EXHIBIT B